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Exhibit 23






                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in Federal Express Corporation's previously filed Form S-8 Registration Statement Nos. 2-74000, 2-95720, 33-20138, 33-38041,
33-55055 and 333-03443 and Form S-3 Registration Statement Nos. 333-49411, 333-80001 and 333-39006 of our reports dated June 27, 2000, included in Federal Express Corporation's Form 10-K for the year ended May 31, 2000.




                                       /s/  ARTHUR ANDERSEN LLP
                                       ------------------------
                                       Arthur Andersen LLP


Memphis, Tennessee
August 9, 2000